UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 16, 2021 (July 13, 2021)

LAREDO PETROLEUM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35380	45-3007926
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 W. Sixth Street, Suite 900, Tulsa, Oklahoma	74119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 513-4570

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	LPI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On July 13, 2021, Laredo Petroleum, Inc. (the “Company”) and its wholly-owned subsidiaries, Laredo Midstream Services, LLC and Garden City Minerals, LLC (together, the “Guarantors”), entered into a purchase agreement (the “Purchase Agreement”) with Wells Fargo Securities, LLC, as representative of the several initial purchasers named in Schedule A to the Purchase Agreement (together, the “Initial Purchasers”), providing for the private offer and sale by the Company (the “Offering”) of $400.0 million aggregate principal amount of the Company’s 7.75% senior unsecured notes due 2029 (the “Notes”).

The Notes and the related guarantees have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws. The notes and the related guarantees were offered and sold only to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act and outside the United States pursuant to Regulation S under the Securities Act.

The Offering was made pursuant to an offering memorandum dated July 13, 2021 and closed on July 16, 2021. The Company received net proceeds from the Offering of approximately $392.0 million (after deducting underwriting discounts and commissions and estimated offering expenses). The Company intends to use the net proceeds from the Offering for general corporate purposes, including repaying a portion of the borrowings outstanding under the Company’s senior secured credit facility (as defined below).

The Purchase Agreement contains customary representations, warranties and agreements of the Company and customary obligations of the parties and termination provisions. The Company has agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

Certain of the Initial Purchasers or their affiliates are agents and/or lenders under the Company’s senior secured credit facility and, accordingly, received a portion of the net proceeds of the Offering. Some of the Initial Purchasers and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, in the ordinary course of their business activities, the Initial Purchasers and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Company or its affiliates. Certain of the Initial Purchasers or their affiliates that have a lending relationship with the Company routinely hedge, or may hedge, their credit exposure to the Company consistent with their customary risk management policies.

Indenture

On July 16, 2021, in connection with the completion of the Offering, the Company entered into an indenture, dated as of July 16, 2021 (the “Indenture”), among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (“Wells Fargo”).

The Notes will mature on July 31, 2029 with interest accruing at a rate of 7.75% per annum and payable semi-annually in cash in arrears on January 31 and July 31 of each year, commencing January 31, 2022. The Company may redeem, at its option, all or part of the Notes at any time on or after July 31, 2024, at the applicable redemption price plus accrued and unpaid interest to, but not including, the date of redemption. Further, before July 31, 2024, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of the Notes in an amount not exceeding the net proceeds from one or more private or public equity offerings at a redemption price of 107.750% of the principal amount of the Notes, plus accrued and unpaid interest to the date of redemption, if at least 65% of the aggregate principal amount of the Notes remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of each such equity offering.

The Notes are guaranteed on a senior unsecured basis by the Guarantors and certain of the Company’s future restricted subsidiaries.

The foregoing description of the Indenture is a summary only and is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is attached hereto as Exhibit 4.1, and incorporated into this Item 1.01 by reference.

Seventh Amendment to Credit Agreement

On July 16, 2021, the Company entered into the Seventh Amendment (the “Seventh Amendment”) to the Fifth Amended and Restated Credit Agreement (as amended, the “senior secured credit facility”) among the Company, as borrower, Wells Fargo, as administrative agent, the Guarantors and the bank signatory thereto. The Seventh Amendment, among other things, includes technical amendments (including in connection with Eurodollar advances), extends the maturity date by two years to July 2025 (subject to a springing maturity date of July 29, 2024 if any of the Company’s $600.0 million in aggregate principal amount of 9½% senior unsecured notes due 2025 are outstanding on such date), increases the applicable margins for advances made thereunder, increases certain commitment and letter of credit fees, revises certain exceptions to the limitations on the payment of distributions and the repayment of unsecured debt and decreases the leverage ratio for quarterly periods ending on and after September 30, 2021.

All capitalized terms above that are not defined elsewhere have the meanings ascribed to them in the Seventh Amendment or the senior secured credit facility, as applicable. The foregoing description of the Seventh Amendment is a summary only and is qualified in its entirety by reference to the complete text of the Seventh Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Indenture and the Seventh Amendment is hereby incorporated herein by reference. Copies of the Indenture and the Seventh Amendment are attached hereto as Exhibits 4.1 and 10.2, respectively, and incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of July 16, 2021, among Laredo Petroleum, Inc., Laredo Midstream Services, LLC, Garden City Minerals, LLC and Wells Fargo Bank, National Association, as trustee.
4.2	Form of 7.75% Senior Unsecured Notes due 2029 (included in Exhibit 4.1).
10.1	Purchase Agreement, dated July 13, 2021, among Laredo Petroleum, Inc., Laredo Midstream Services, LLC, Garden City Minerals, LLC and Wells Fargo Securities, LLC, as representative of the several initial purchasers named therein.
10.2	Seventh Amendment to the Fifth Amended and Restated Credit Agreement, dated as of July 16, 2021, among Laredo Petroleum, Inc., as borrower, Wells Fargo Bank, N.A., as administrative agent, Laredo Midstream Services, LLC and Garden City Minerals, LLC, as guarantors and the banks signatory thereto.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO PETROLEUM, INC.
Date: July 16, 2021

	By:	/s/ Bryan J. Lemmerman
Bryan J. Lemmerman
Senior Vice President and Chief Financial Officer